                           WAIVER AND AMENDMENT NO. 7

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 7 ("Amendment") is entered into as of April 22, 1999, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), GRAHAM-FIELD, INC., a corporation organized under the laws of the State of New York ("Field"), GRAHAM-FIELD TEMCO, INC., a corporation organized under the laws of the State of New Jersey ("Temco"), GRAHAM-FIELD DISTRIBUTION, INC., a corporation organized under the laws of the State of Missouri ("Distribution"), GRAHAM-FIELD BANDAGE, INC., a corporation organized under the laws of the State of Rhode Island ("Bandage"), GRAHAM-FIELD EXPRESS (PUERTO RICO), INC., a corporation organized under the laws of the State of Delaware ("GFPR"), EVEREST & JENNINGS, INC., a corporation organized under the laws of the State of California ("E & J"), LABAC SYSTEMS, INC., a corporation organized under the laws of the State of Colorado ("LaBac"), MEDICAL SUPPLIES OF AMERICA, INC., a corporation organized under the laws of the State of Florida ("Medapex"), HEALTH CARE WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("Health Care"), H C WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("HCW"), CRITICAL CARE ASSOCIATES, INC., a corporation organized under the laws of the State of Georgia ("Critical"), LUMEX/BASIC AMERICAN HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("Lumex"), BASIC AMERICAN MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Georgia ("Basic American"), LUMEX MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Lumex Medical"), PRISM ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware ("Prism"), BASIC AMERICAN SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Basic Distribution"), PRISTECH, INC., a corporation organized under the laws of the State of Delaware ("Pristech"), LUMEX SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Lumex Distribution") and MUL ACQUISITION CORP. II, a corporation organized under the laws of the State of Delaware ("Mul Acquisition") (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party to (collectively, the "Lenders" and individually a "Lender") the Loan Agreement (as defined below) and IBJ WHITEHALL BUSINESS CREDIT CORPORATION, a New York corporation ("IBJ"), as agent for Lenders (IBJ, in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of December 10, 1996, as amended by an Amendment Letter dated May 15, 1997, Amendment No. 1 dated June 25, 1997, Amendment No. 2 dated July 9, 1997, Amendment No. 3 dated July 9, 1997, a Letter Amendment dated September 18, 1997, Amendment No. 4 and

Joinder Agreement dated December 30, 1997, an Amendment No. 5 dated as of April 13, 1998 and an Amendment No. 6 dated August 18, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders waive various Events of Default that have occurred and make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, Agent and Lenders hereby waive the Events of Default that have occurred as a result of Borrowers' non-compliance with (i) Sections 6.6(b) and (c) of the Loan Agreement for the fiscal periods ending December 31, 1998 and March 31, 1999, but only to the extent Net Cash Flow for the fiscal quarter ending (x) December 31, 1998 for the immediately preceding six (6) month period was not less than $(35,000,000) and (y) March 31, 1999 for the immediately preceding nine (9) month period was not less than $(42,000,000),
(ii) Sections 6.7(e) and (f) of the Loan Agreement but only to the extent EBITDA for the fiscal quarter ending (x) December 31, 1998 was not less than $(21,000,000) and (y) March 31, 1999 was not less than $(7,000,000), (iii)
Section 9.7 of the Loan Agreement but only to the extent the annual financial statements are delivered to Agent by on or prior to May 15, 1999, (iv) Section
9.9 of the Loan Agreement for the months of January, February and March, 1999 but only to the extent the monthly financial statements required thereunder for such months are delivered to Agent by May 15, 1999, (v) Sections 9.10, 9.12 and
9.13 of the Loan Agreement prior to the Amendment No. 7 Effective Date, (vi)
Section 10.10 of the Loan Agreement to the extent that a Material Adverse Effect occurred as a result of write-offs taken by Borrowers as of December 31, 1998, and (vii) Section 10.12 of the Loan Agreement to the extent any events of default that have occurred under the BIL Note are waived or cured prior to the Amendment No. 7 Effective Date.

         3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6 below, the Loan Agreement is amended as follows:

            (a) The following definitions are added to Section 1.2:

                "Amendment No. 7" shall mean Waiver and Amendment No. 7 to Revolving Credit and Security Agreement dated as of April 22, 1999.

                "Amendment No. 7 Effective Date" shall mean the date all of the conditions set forth in Section 6 of Amendment No. 7 have been satisfied.

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
                "Business Plan" shall have the meaning set forth in Section 6.15 hereof.

                "June 30th, 1999 Waiver Fee" shall have the meaning set forth in
                Section 6.17 hereof.

                "Net Book Value" shall mean the book value of assets as reflected on the books and records of Holdings (net of allowances for accumulated depreciation and doubtful accounts) in accordance with GAAP.

                "Payment Date" shall have the meaning set forth in Section 6.17 hereof.

            (b) The following definitions in Section 1.2 are amended as follows:

                "Availability Reserve" shall mean $16,500,000.

                "Maximum Revolving Advance Amount" shall mean $50,000,000.

                "Restructuring Charge Reserve" shall mean $0.

            (c) Section 2.1(a) of the Loan Agreement is amended in its entirety to provide as follows:

                "2.1.      (a) Revolving Advances. Subject to the terms and
                conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the sum of (i) the aggregate amount of outstanding Letters of Credit and Acceptances and Spot Contracts and (ii) the FX Reserve or (y) an amount equal to the sum of:

                           (i) up to 85%, subject to the provisions of Section
                  2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                           (ii) up to the lesser of (A) 20%, subject to the
                  provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $40,000,000 in the aggregate at any one time (inclusive of amounts advanced pursuant to clause (iii) below), plus

                           (iii) the product of (a) the aggregate amount of
                  outstanding trade Letters of Credit times (b) the Inventory Advance Rate, minus

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
                           (iv) the aggregate amount of outstanding Letters of
                  Credit and Acceptances and Spot Contracts, minus

                           (v) the FX Reserve, minus

                           (vi) the Availability Reserve, minus

                           (vii) such reserves as determined in good faith by
                  Agent from time to time in the exercise of its discretion in a reasonable manner, including, without limitation, reserves for Liens permitted under subparagraphs (h) and (i) under the definition of Permitted Encumbrances.

                           The amount derived from the sum of (x) Sections
                  2.1(a)(y)(i) and (ii) and (iii) minus the sum of (y) Sections
                  2.1 (a)(y)(v) and (vi) and (vii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a).

                           At such time and for so long as (i) the Receivables
                  and Inventory of E & J Canada are subject to a first priority perfected security interest in favor of Agent and (ii) the eligibility criteria set forth in this Agreement are met (it being deemed for purposes of this determination that E & J Canada is a "Borrower"), the determination of the Formula Amount shall include the Eligible Receivables and Eligible Inventory of E & J Canada."

         (d) A new Section 5.23 is added to the Loan Agreement which provides as follows:


                  "5.23. Year 2000. Borrowers and their Subsidiaries have reviewed and are in the process of reviewing the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrowers and their Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem")."

         (e) Sections 6.6(d), (e), (f) and (g) of the Loan Agreement are amended in their entirety to provide as follows:

                  (d) Cause Net Cash Flow to be equal to or greater than ($12,000,000) at the end of the fiscal quarter ending June 30, 1999 for the immediately preceding fiscal quarter;

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
                  (e) Cause Net Cash Flow to be equal to or greater than ($12,000,000) at the end of the fiscal quarter ending September 30, 1999 for the immediately preceding fiscal quarter;

                  (f) Cause Net Cash Flow to be equal to or greater than ($5,000,000) at the end of the fiscal quarter ending December 31, 1999 for the immediately preceding fiscal quarter;

                  (g) Cause Net Cash Flow to be equal to or greater than $0 at the end of the fiscal quarter ending March 31, 2000 and at the end of each fiscal quarter thereafter, in each case with respect to such fiscal quarter then ended.

                  For purposes of calculating Net Cash Flow pursuant to this
         Section 6.6, the financial impact of the Selinger Separation Agreement shall be excluded."

   (f)   Sections 6.7(g), (h) and (i) are deleted in their entirety.

   (g) New Sections 6.15, 6.16 and 6.17 are added to the Loan Agreement which provide as follows:

         "6.15. Business Plan. Borrowers shall provide agent with a new business plan (the "Business Plan") on or prior to June 30, 1999. The Business Plan shall be reasonably satisfactory to Agent in all respects in the exercise of its good faith.

         6.16. Manager. Borrowers shall continue to use Jay Alix and Associates, a crisis manager or other management personnel reasonably acceptable to Agent in its sole discretion until the Obligations have been paid in full and the Loan Agreement irrevocably terminated.

         6.17. June 30th, 1999 Waiver Fee. In the event that the Obligations have not been repaid in full and the Loan Agreement irrevocably terminated on or prior to June 30, 1999 (the "Payment Date"); Borrowers shall pay Lenders a waiver fee of $400,000 (the "June 30th, 1999 Waiver Fee"), provided, however, if Borrowers have submitted the Business Plan on or prior to June 30, 1999 and the terms and conditions of the Business Plan are satisfactory to all Lenders in their sole discretion, then Lenders, in their sole and absolute discretion, shall consider waiving Borrowers' requirement to pay the June 30th, 1999 Waiver Fee and any such waiver shall only be effective upon the written consent of all Lenders; provided, however, that Lenders shall not have any obligation whatsoever to waive such fee. Notwithstanding the foregoing, in the event Borrowers are in receipt on or before June 30, 1999 of a letter of intent (which is satisfactory to Agent in its reasonable discretion), a binding commitment letter or a binding agreement (Agent in its reasonable discretion shall determine whether such commitment letter or agreement is binding) to (x) sell all or a part of Borrowers' assets or equity securities in a sale, merger, consolidation or other similar transaction, which results in the repayment in cash of all outstanding Obligations or (y) refinance and repay in cash all outstanding Obligations (the transactions referred to in clauses (x) and (y) are individually referred to as a "Significant Transaction"), the payment date for the June 30th, 1999 Waiver Fee will be extended until the earlier to occur of the consummation of a Significant Transaction, which results in the repayment of all outstanding Obligations, or September 30, 1999. For purposes of this
        Section 6.17 only, the term "Lenders" shall include only those financial institutions that were Lenders on the Amendment No. 7 Effective Date."

     (h) Section 7.1(b)(iv)(a) is amended by deleting the reference to "$1,000,000" and replacing such amount with the following language: "a Net Book Value of $2,000,000".

     (i)  the following sentence is added at the end of Section 7.1(b):

               "Notwithstanding the foregoing, Section 7.1(b)(ii) and (iii) shall not be applicable in connection with sales which comply with
          Section 7.1(b)(iv)(a)."

     (j)  Section 7.4 is amended in its entirety to provide as follows:

               "7.4. Investments. Make any investment or purchase or acquire obligations or stock of, or any other interest in, any Person."

     (k)  Section 7.6 is amended in its entirety to provide as follows:

               "7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of $12,000,000.

     (l)  Section 7.1(c) is amended in its entirety to provide as follows:

               (c) Except as set forth in Section 7.7 hereof, issue, sell, transfer or otherwise dispose of, or make an equity offering for the sale of, any stock of any of the Borrowers, provided, however (i) Holdings may issue, sell, transfer or otherwise dispose of the common stock of Express and may make an offering of, sell or issue additional shares of its own common stock or other securities and (ii) Express may issue additional shares of common stock and make an equity offering of its own common stock, if in each case set forth in clauses
          (i) and (ii) above, after giving effect to such issuance and related sale, disposition or offering, as respects

          Holdings no Change of Control has occurred and as respects Express, Holdings or any Subsidiary of Holdings owns at least fifty-one percent (51%) of the outstanding stock of Express, and, the proceeds, if any, of such sale, disposition or offering are remitted to Agent to be applied to the Obligations in such order as Agent may in its sole discretion determine.

     (m) Article X is amended by deleting the period at the end thereof and adding the following language at the end thereof:

          "or 10.22 failure by Borrowers to deliver to Agent by May 15, 1999 audited financial statements for the period ending December 31, 1998, together with an unqualified audit opinion by Ernst & Young LLP."

     (n)  Section 13.1 is amended in its entirety to provide as follows:

          "13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender (except that only the financial institutions that were Lenders on the Amendment No. 7 Effective Date shall be entitled to share the June 30th, 1999 Waiver
          Fee), shall become effective on the date hereof and shall continue in full force and effect until April 30, 2000 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the pro rata benefit of Lenders (based on their Commitment Percentages) an early termination fee in an amount equal to one percent (1.00%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the Closing Date to and including April 29, 2000; provided, however, that Borrowers shall not be required to pay such early termination fee if Borrowers paid the June 30th, 1999 Waiver Fee on or prior to the Early Termination Date."

     4. E&J Canada Release. Upon E&J Canada obtaining financing of its assets on terms and conditions reasonably satisfactory to Agent and Required Lenders and upon repayment of Revolving Advances in an amount equal to the Receivables Advance Rate multiplied by the amount of Eligible Receivables plus an amount equal to the Inventory Advance Rate multiplied by the amount of Eligible Inventory of E&J Canada, Agent shall, at Borrowers' sole cost and expense, release its security interest in the assets of E&J Canada. In addition, Agent and Lenders agree that for purposes of calculating Eligible Inventory, the $7,700,000 reserve which Agent and Lenders instituted prior to the Amendment No. 7 Effective Date shall be eliminated, provided, however, Agent and Lenders may reinstate such reserve or other reserves at any time in accordance with the terms of the Loan Agreement.

     5. Consent. Agent and Lenders agree that notwithstanding the provisions of the Loan Agreement, Borrower may (i) enter into the Agreement for Purchase and Sale of Real Property attached hereto and sell the Real Estate owned by Holdings in DeKalb County, Georgia substantially in accordance with the terms and provisions of the Agreement for Purchase and Sale of Real Property thereto and
(ii) enter into the Asset Purchase Agreement attached hereto and sell certain assets of Lumex Medical substantially in accordance with the terms thereof, provided that all proceeds of each such sale are remitted to Agent as a repayment of outstanding Revolving Advances.

     6. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) eight (8) copies of this Amendment executed by Borrowers and Lenders and consented and agreed to by Guarantor, (ii) a $200,000 Amendment Fee for the ratable benefit of Lenders, (iii) payment of all amounts due under the fee letter of even date herewith between Agent and Borrowers, (iv) waivers of all defaults by BIL under the BIL Note, and (v) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent, Lenders or their counsel, each of which shall be in form and substance satisfactory to Agent, Lenders and their counsel.

     7. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

        (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

        (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

        (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

        (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

     8. Effect on the Loan Agreement.

        (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

        (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 2, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

        (d) The Obligations under the Loan Agreement as amended pursuant to this Amendment benefit fully from all collateral security and guaranties with respect thereto.

     9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     11. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                        GRAHAM-FIELD, INC.
                                        GRAHAM-FIELD TEMCO, INC.
                                        GRAHAM-FIELD DISTRIBUTION, INC.
                                        GRAHAM-FIELD BANDAGE, INC.
                                        GRAHAM-FIELD EXPRESS (PUERTO RICO), INC.
                                        EVEREST & JENNINGS, INC.
                                        LaBac SYSTEMS, INC.
                                        MEDICAL SUPPLIES OF AMERICA, INC.
                                        HEALTH CARE WHOLESALERS, INC.
                                        H C WHOLESALERS, INC.
                                        CRITICAL CARE ASSOCIATES, INC.
                                        LUMEX/BASIC AMERICAN HOLDINGS, INC.
                                        BASIC AMERICAN MEDICAL PRODUCTS, INC
                                        LUMEX MEDICAL PRODUCTS, INC.
                                        PRISM ENTERPRISES, INC
                                        BASIC AMERICAN SALES AND
                                        DISTRIBUTION CO., INC.
                                        PRISTECH, INC.
                                        LUMEX SALES AND DISTRIBUTION CO., INC.
                                        MUL ACQUISITION CORP. II


                                        By:
                                           ------------------------------------
                                           Name:___________________________
                                           Title:________ of each of the
                                                 foregoing corporations


ATTEST:

------------------------------
Name:
Title:





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
CONSENTED AND AGREED TO:

EVEREST & JENNINGS CANADIAN LIMITED

By:
   ----------------------
Name:
     --------------------
Title:
      -------------------

                                      IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as Lender and as Agent

                                      By:
                                         ---------------------------------------
                                           James M. Steffy, Vice President

                                      One State Street
                                      New York, New York 10004

                                      Commitment Percentage: 25.00%


                                      NATIONAL CITY COMMERCIAL FINANCE, INC.

                                      By:
                                         ---------------------------------------
                                         Name: Kathryn Ellero
                                         Title:
                                               ---------------------------------

                                      1965 East Sixth Street, Suite 400
                                      Cleveland, Ohio 44114

                                      Commitment Percentage: 25.00%


                                      PNC BANK, NATIONAL ASSOCIATION

                                      By:
                                         ---------------------------------------
                                         Name: William Gennario
                                         Title:
                                               ---------------------------------
                                      Two Tower Center
                                      East Brunswick, New Jersey  08816

                                      Commitment Percentage: 25.00%

                                         DEUTSCHE FINANCIAL SERVICES CORPORATION

                                         By:
                                            ------------------------------------
                                            Name: David Mintert
                                            Title:
                                                  ------------------------------
                                         1630 Des Peres Road
                                         Suite 305
                                         P.O. Box 31626
                                         St. Louis, MO  63131

                                         Commitment Percentage: 25.00%



                                       12